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                            NEW CERIDIAN CORPORATION

                                  SUBSIDIARIES


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                                                                                STATE OR
                                                                                OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                                              OF INCORPORATION
----------------------------------                                              ------------------
ABR Information Services, Inc                                                   Florida
        ABR Employer Services, Inc.                                             Florida
        ABR Properties, Inc.                                                    Florida
        BMC Consultants, Inc.                                                   Colorado
        Ceridian Benefits Services, Inc.                                        Florida
             (f/k/a ABR Benefits Services, Inc.)
        Ceridian Retirement Plan Services, Inc.                                 Florida
             (f/k/a ABR Retirement Plan Services, Inc.)
        Charing Company, Inc.                                                   Wisconsin
        Chowning, Ltd.                                                          Wisconsin
             The Barrington Group                                               Wisconsin
        Matthews, Malone & Associates, Ltd.                                     Arizona
        MidAtlantic 401(K) Services, Inc.                                       Virginia
        Western Pension Service Corporation                                     California
             Ceridian Investors Advisors, Inc.                                  Florida
                  (f/k/a ABR Investment Advisors, Inc.)
Ceridian Canada Holdings, Inc.                                                  Delaware
        Ceridian Canada Ltd.                                                    Canada
             3344461 Canada Ltd.                                                Canada
        Ceridian Performance Partners Ltd.                                      Canada
Ceridian Holdings U.K. Limited                                                  United Kingdom
        Centre-file Limited (f/k/a Datacarrer Limited)                          United Kingdom
             Centrefile APS Limited                                             United Kingdom
             Centrefile (Mauritius) Ltd.                                        Mauritius
        Ceridian Performance Partners Limited                                   United Kingdom
            (f/k/a Letterallied Limited)
        Usertech UK Limited                                                     United Kingdom
Ceridian Tax Service, Inc.                                                      California
Comdata Network, Inc.                                                           Maryland
        Comdata Network Inc. of California                                      California
        Comdata Telecommunications Services, Inc.                               Delaware
        International Automated Energy Systems, Inc.                            Florida
        Permicom Permits Services, Inc.                                         Canada
        Stored Value Systems, Inc.                                              Delaware
Computing Devices International Satellite Service, Inc.                         Delaware
Partnership Group, Inc., The                                                    Pennsylvania
POWERPAY.COM INC.                                                               New Jersey
        (f/k/a Ceridian Small Business Solutions, Inc.)
User Technology Services Inc.                                                   New York
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Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.